Exhibit 3.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

MARLBOROUGH SOFTWARE DEVELOPMENT HOLDINGS INC.

It is hereby certified that:

1. The current name of the corporation (hereinafter called the “Corporation”) is Marlborough Software Development Holdings Inc.; the Corporation was originally incorporated under the name Marlborough Software Development Holdings Inc., and the date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is July 18, 2011.

2. The provisions of the Certificate of Incorporation of the Corporation are hereby amended and restated into the single instrument which is hereinafter set forth, and which is entitled “Amended and Restated Certificate of Incorporation of Marlborough Software Development Holdings Inc.”

3. Pursuant to Section 241 of the General Corporation Law of the State of Delaware, the Corporation has not received payment for any of it stock and this Amended and Restated Certificate of Incorporation has been adopted in accordance with such Section.

4. This Amended and Restated Certificate of Incorporation is hereby adopted in accordance with Sections 241 and 245 of the General Corporation Law of the State of Delaware.

5. The Certificate of Incorporation of the Corporation is hereby amended and restated to set forth its entire text as amended and restated as follows:

FIRST	The name of the corporation is Marlborough Software Development Holdings Inc. (the “Corporation”).

SECOND	The address of the registered office of the Corporation in the State of Delaware is 160 Greentree Drive, Suite 101, in the City of Dover, County of Kent. The name of its registered agent in the State of Delaware at such address is National Registered Agents, Inc.

THIRD	The purpose of the Corporation is to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

FOURTH	The total number of shares of stock that the Corporation shall have authority to issue is 40,500,000, divided as follows: (a) 30,500,000 shares of Common Stock, par value $.01 per share, and (b) 10,000,000 shares of Preferred Stock, par value $.01 per share.

A.	COMMON STOCK

The Common Stock shall have the rights, powers, qualifications, limitations, and the restrictions as provided below:

1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

2. Voting Rights. Except as otherwise provided by law or this Certificate of Incorporation, the holders of Common Stock shall have full voting rights and powers, and each share of Common Stock shall be entitled to one vote. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the voting power of the capital stock of the Corporation entitled to vote thereon, voting as a single class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

3. Dividends. The Board of Directors of the Corporation may cause dividends to be paid to holders of shares of Common Stock and such holders shall share and share alike, and without distinction as to class, out of funds then legally available for the payment of dividends subject to any preferential dividend or other rights of any then outstanding Preferred Stock.

4. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the payment or provision for payment of all debts and liabilities of the Corporation and all preferential amounts to which the holders of any then outstanding Preferred Stock may be entitled with respect to the distribution of assets in liquidation, the holders of Common Stock shall be entitled to share ratably in the remaining assets of the Corporation available for distribution.

B.	UNDESIGNATED PREFERRED STOCK

1. The shares of Preferred Stock of the Corporation may be issued from time to time in one or more classes or series of any number of shares, provided that the aggregate number of shares issued and not cancelled of any and all such classes or series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with distinctive serial designations, all as shall hereafter be stated and expressed in the resolutions or resolutions providing for the issue of such shares of Preferred Stock from time to time adopted by the Board of Directors of the Corporation pursuant to authority to do so which is hereby vested in the Board of Directors. Each series of shares of Preferred Stock (a) may have such voting powers, full or limited, or may be without voting powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the voluntary or involuntary liquidation, winding up dissolution of, or upon any distribution of the assets of, the Corporation; (e) may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of shares of the Corporation at such prices or at such rates of exchange and with such adjustments; (f) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts; (g) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such classes or series or of any other classes or series), upon the amendment of this Restated Certificate of Incorporation and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation and (h) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof; all as shall be stated in said resolution or resolutions providing for the issue of such shares of Preferred Stock. Shares of Preferred Stock of any classes or series that have been redeemed (whether through the operation of a sinking fund or otherwise) or that if convertible or exchangeable, have been converted into or exchanged for shares of any other classes or series shall have the status of authorized and unissued shares of Preferred Stock of the same classes or series and may be reissued as a part of the classes or series of which they were originally a part or may be reclassified and reissued as part of a new class or series of shares of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other class or series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any classes or series of shares of Preferred Stock.

2. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the voting power of the capital stock of the Corporation entitled to vote thereon, voting as a single class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

FIFTH

(a) The number of Directors of the Corporation which shall constitute the whole Board of Directors shall be such as from time to time shall be fixed by or in the manner provided in the By-Laws but in no case shall the number be less than one. Except as may otherwise be required by law, vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a quorum.

(b) All corporate powers of the Corporation shall be exercised by the Board of Directors except as otherwise provided herein or by law.

SIXTH

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provision of

Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

SEVENTH

(a) No contract or transaction between the Corporation and one or more of its Directors, or between a corporation and any other corporation, partnership, association or other organization in which one or more of its Directors or officers are Directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because such Directors or officers are present at or participate in the meeting of the Board of Directors or the committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose if:

(i) The material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of the disinterested directors, even though the disinterested directors be less than a quorum; or

(ii) The material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote there- on, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(iii) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

In any case described in this Section, any common or interested Director may be counted in determining the existence of a quorum at any meeting of the Board of Directors or any committee which shall authorize any such contract or transaction and may vote thereat to authorize any such contract or transaction. Any Director of the Corporation may vote upon any contract or other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a Director of such subsidiary or affiliated corporation.

(b) No person who is or at any time has been a Director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, provided that the foregoing provision shall not eliminate or limit the liability of a Director (i) for any breach of such Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which such Director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after adoption of this Article SEVENTH to authorize action by the Corporation further eliminating or limiting the personal liability of directors then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended. Any repeal or modification of the foregoing provisions of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

(c) Any contract, transaction or act of the Corporation or of the Board of Directors which shall be ratified by a majority of a quorum of the stockholders entitled to vote at any annual meeting or at any special meeting called for that purpose shall be as valid and binding as though ratified by every stockholder of the Corporation; provided, however, that any failure of the stockholders to approve or ratify such contract, transaction or act when and if submitted to them shall not be deemed in any way to invalidate the same or to deprive the Corporation, its Directors or officers of their right to proceed with such contract, transaction or act.

(d) Each Director, officer and employee, past or present, of the Corporation, and each person who serves or may have served at the request of the Corporation as a Director, Trustee, officer or employee of another corporation, association, trust or other entity and their respective heirs, administrators and executors, shall be indemnified by the Corporation in accordance with, and to the fullest extent permitted by, the provisions of the General Corporation Law of the State of Delaware as it may from time to time be amended. Each agent of the Corporation and each person who serves or may have served at the request of the Corporation as an agent of another corporation, or as an employee or agent of any partnership, joint venture, trust or other enterprise may, in the discretion of the Board of Directors, be indemnified by the Corporation to the same extent as provided herein with respect to Directors, officers and employees of the Corporation. The provisions of this paragraph (d) shall apply to any member of any Committee appointed by the Board of Directors as fully as though such person shall have been an officer or Director of the Corporation.

(e) The provisions of this Article SEVENTH shall be in addition to and not in limitation of any other rights, indemnities, or limitations of liability to which any Director or officer may be entitled, as a matter of law or under any By-Law, agreement, vote of stockholders or otherwise.

EIGHTH

(a) To the fullest extent permitted by applicable law as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a “Proceeding”), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a Director or officer of the Corporation, or is or was serving in any capacity at the request of the Corporation for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an “Other Entity”), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys’ fees and disbursements). Persons who are not Directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board at any time specifies that such persons are entitled to the benefits of this Article EIGHTH.

(b) To the fullest extent permitted by applicable law as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), the Corporation shall, from time to time, upon request reimburse or advance to any Director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys’ fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if required by the Delaware General Corporation Law, such expenses incurred by or on behalf of any Director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such Director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such Director, officer or other person is not entitled to be indemnified for such expenses.

(c) The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article EIGHTH shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, this Certificate of Incorporation, the By-laws of the Corporation (the “By-laws”), any agreement, any vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

(d) The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article EIGHTH shall continue as to a person who has ceased to be a Director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

(e) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this

Article EIGHTH, the By-laws or under Section 145 of the Delaware General Corporation Law or any other provision of law.

(f) The provisions of this Article EIGHTH shall be a contract between the Corporation, on the one hand, and each Director and officer who serves in such capacity at any time while this Article EIGHTH is in effect and any other person indemnified hereunder, on the other hand, pursuant to which the Corporation and each such Director, officer, or other person intend to be legally bound. No repeal or modification of this Article EIGHTH shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

(g) The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article EIGHTH shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stock holders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

(h) Any Director or officer of the Corporation serving in any capacity (i) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly by the Corporation or (ii) any employee benefit plan of the Corporation or any corporation referred to in clause (i) shall be deemed to be doing so at the request of the Corporation.

(i) Any person entitled to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to this Article EIGHTH may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided, however, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

NINTH

In furtherance and not in limitation of the powers conferred by statute and by law, the Board of Directors is expressly authorized from time to time (after adoption by the undersigned of the original By-laws) to make, amend, alter, change, add to or repeal the By-laws by a vote of a majority of the Directors present at any regular or special meeting of the Board of Directors at which a quorum is present, without any action on the part of the stockholders to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended; provided, however, that any By-laws made, amended or repealed by the Board of Directors may be amended or repealed, and any Bylaws may be made, by the stockholders of the Corporation by vote of a majority of the holders of shares of stock of the Corporation entitled to vote in the election of Directors of the Corporation.

TENTH.

Except as otherwise provided herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

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I, the undersigned incorporator of MARLBOROUGH SOFTWARE DEVELOPMENT HOLDINGS INC., a corporation of the State of Delaware, hereby certify that the foregoing is a true, correct and complete copy of the Amended and Restated Certificate of Incorporation of said Corporation as at present in force.

IN WITNESS WHEREOF, I have hereunto subscribed by name and affixed the seal of this Corporation this 10th day of November, 2011.

MARLBOROUGH SOFTWARE DEVELOPMENT HOLDINGS INC.

/s/ James P. Dore
Name:	James P. Dore
Title:	Executive Vice President, Chief Financial Officer, Secretary and Treasurer

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